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                                                                    Exhibit 10.9

                                COLT DEFENSE LLC

                      2003 MANAGEMENT OPTION INCENTIVE PLAN
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                                TABLE OF CONTENTS

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                                                                          PAGE
1.       Definitions...................................................    1

2.       Effective Date and Termination of Plan........................    2

3.       Administration of Plan........................................    3

4.       Eligibility and Grant of Options; Committee Authority.........    3

5.       Number of Units Subject to Options............................    3

6.       Option Price..................................................    4

7.       Period of Option and Vesting..................................    4

8.       Exercise of Options...........................................    4

9.       Payment.......................................................    5

10.      Tax Withholding...............................................    5

11.      Restrictions on Transfer of Units.............................    6

12.      Exercise by Successors and Payment in Full....................    6

13.      Nontransferability of Option..................................    6

14.      Regulations and Approvals.....................................    6

15.      Interpretation and Amendments; Other Rules....................    7

16.      Changes in Capital Structure..................................    7

17.      Notices.......................................................    8

18.      Rights as Member..............................................    8

19.      Rights to Employment..........................................    8

20.      Exculpation and Indemnification...............................    8

21.      Captions......................................................    9

22.      Governing Law.................................................    9
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                                      -i-
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                                COLT DEFENSE LLC

                        MANAGEMENT OPTION INCENTIVE PLAN

            Colt Defense LLC, a Delaware limited liability company (the "Company"), wishes to reward certain members of the management and other employees of the Company (the "Participants"), to induce the Participants to remain with the Company and to encourage them to increase their efforts to make the Company's business more successful. In furtherance thereof, the Colt Defense LLC Management Option Incentive Plan (the "Plan"), is designed to provide equity-based incentives to the Participants.

1. Definitions.

            Whenever used herein, the following terms shall have the meanings set forth below:

            "Award Agreement" means a written agreement, in a form approved by the Committee, to be entered into by the Company and the Optionee of an Option, as provided in Section 4.

            "Board" means the Governing Board of the Company.

            "Cause" means, unless otherwise provided in the Optionee's Award Agreement, (i) the Participant shall have committed any material breach of any of the provisions set forth (A) herein, (B) in any agreement between the Company and such Participant, or (C) of the Company's Policy and Procedures; or (ii) the Participant shall have committed any act of fraud, gross negligence or gross misconduct in the performance of his duties or obligations hereunder or shall have committed any criminal act or any crime involving moral turpitude; or (iii) the Participant shall have committed any material act of misfeasance, malfeasance, nonfeasance, disloyalty, dishonesty or breach of trust against the Company or any affiliate of the Company; or (iv) the Participant shall have failed to follow the direction of the Governing Board; provided, that such direction did not require that the Participant violate any stature, rule or regulation applicable to the Participant.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Committee" means the committee appointed by the Board under Section 3, or if the Board has not established such a committee, the Board.

            "Common Units" means the Company's Common Units, either currently existing or authorized hereafter.

            "Company" means Colt Defense LLC, a Delaware limited liability company.

            "Disability" means the incapacitation or disability of a Participant by accident, sickness or otherwise so as to render such Participant mentally or physically incapable of
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performing the services required to be performed by such Participant for the
Company immediately prior to such condition of such Participant for a period of ninety (90) consecutive days, or for an aggregate of one hundred twenty (120) days during any twelve (12) month period.

            "Effective Date" means June 12, 2003.

            "Fair Market Value" means the fair market value as determined by the Committee.

            "Grant Date" means with respect to any Options: the date such Options were initially granted by the Committee, which may be reflected in an Optionee's Award Agreement.

            "Liquidation Event" means the first to occur of (i) a sale of all or substantially all of the assets of the Company resulting in net proceeds available for distribution to members of the Company upon liquidation of the Company of not less than $21,000,000, (ii) any dissolution or complete liquidation of the Company, (iii) any merger of the Company into another entity in which the Company is not the surviving entity; or (iv) an underwritten public offering of securities of the Company; provided, however, that in the case of clauses (iii) and (iv) above, a Liquidation Event shall not be deemed to have occurred until such time as Colt Defense Holding LLC, shall have received in connection with such merger or underwritten public offering, as the case may be, cash and/or securities in the surviving entity or the Company, as the case may be, which are not subject to any contractual or other restriction on the transfer of such securities.

            "Option" means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Units determined by the Committee.

            "Optionee" means a Participant to whom an Option is granted, or the Successors of an Optionee, as the context so requires.

            "Option Price" means the exercise price per Unit, which shall be reflected in an Optionee's Award Agreement.

            "Plan" means the Company's Management Option Incentive Plan, as set forth herein and as the same may from time to time be amended.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Successor of an Optionee" means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

            "Units" means units of limited liability interest of the Company.

2. Effective Date and Termination of Plan.

            The effective date of the Plan is the Effective Date; provided that the Plan shall have been approved by the Board effective as of such date. No Option shall be granted


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hereunder on or after the fifth (5th) anniversary of the Effective Date, and the
Plan shall terminate on the fifth (5th) anniversary of the latest Grant Date of any Option granted hereunder.

3. Administration of Plan.

            The Plan shall be administered by the Committee appointee by the Board. The Committee shall consist of at least two (2) individuals. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

4. Eligibility and Grant of Options; Committee Authority.

            Subject to the provisions of the Plan, the Committee may, in its sole discretion as reflected by the terms of Award Agreements: (i) authorize the granting of Options to Participants and other employees of the Company; (ii) determine and designate from time to time those Participants and other employees of the Company to whom Options are to be granted and the number of Units to be optioned to each employee; (iii) determine the number of Units subject to each option; (iv) determine the time or times when and the manner and condition in which each Option shall vest and thereby become exercisable and the duration of the exercise period (to the extent not inconsistent with the provisions of the Plan); and (v) determine or impose conditions to the grant or exercise of Options under the Plan as it may deem appropriate. Options shall vest and thereby become exercisable as set forth in Section 7 of the Plan, unless otherwise determined by the Committee. In determining the eligibility of an employee to receive an Option, as well as in determining the number of Units to be optioned to any employee, the Committee may consider the position and responsibilities of the employee, the nature and value to the Company of the employee's services and accomplishments, the employee's present and potential contribution to the success of the Company and such other factors as the Committee may deem relevant. The Award Agreement, if any, shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. The Optionee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of the Plan and the Award Agreement. Each Option granted under the Plan shall not be qualified under Section 422 of the Code.

5. Number of Units Subject to Options.

            Subject to adjustments pursuant to Section 16, Options with respect to an aggregate of no more than 23,073.727 Units may be granted under the Plan. Notwithstanding the foregoing provisions of this Section 5, Units as to which an Option is granted under the Plan that remain unexercised at the expiration, forfeiture or other termination of such Option may be the subject of the grant of further Options; provided, however, that the Option Price of such newly granted Options shall be the Fair Market Value of the Units underlying such Options at the time of such grant. Common Units issued hereunder may consist, in whole or in part, of authorized and unissued units or treasury units. The certificates for Units issued hereunder may include any


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legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

6. Option Price.

            The Option Price with respect to any Option shall be the Fair Market Value of the Units underlying such Options as of the Grant Date hereof. Such Option Price shall be reflected in the Award Agreement.

7. Period of Option and Vesting.

      (a) Options may be exercised at the time they vest and thereby become exercisable pursuant to the Plan, and at any time thereafter until the expiration of such Option as provided herein. Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the fifth
(5th) anniversary of the Grant Date of such Option. Options shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder and/or under the Award Agreement.

      (b) The Percentage of the Options granted to each Participant which remain outstanding shall vest and thereby become exercisable on each anniversary of the Grant Date in respect of such Options as set forth in the Award Agreement (if any) or the resolutions of the Committee granting Options; provided, however, that the vesting and exercisability of all Options shall accelerate as set forth in Section 7(d) below. Each Option granted hereunder shall be exercisable until the expiration of such Option.

      (c) Notwithstanding any provision of the Plan to the contrary, no Option (or portion thereof) shall vest and thereby become exercisable if the Optionee's employment with the Company has terminated before the time at which such Option would otherwise have vested and thereby would have become exercisable, and any Option that would otherwise vest and thereby become exercisable after such termination shall not vest or become exercisable and shall be forfeited upon such termination. Upon and after the death of an Optionee, such Optionee's Options, if and to the extent otherwise exercisable hereunder, or under the applicable Award Agreement after the Optionee's death, may be exercised by the Successors of the Optionee.

      (d) Upon a Liquidation Event, all issued and outstanding Options will fully accelerate, vest and thereby become immediately exercisable, effective concurrently with the closing of the transactions constituting such Liquidation Event; it being understood and agreed that if a Participant exercises its Options concurrently with such closing, such Participant may participate in such Liquidation Event as a member of the Company but only to the extent such Participant exercises its Options.

8. Exercise of Options.

      (a) Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Units to be purchased.


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      (b) If a Participant's employment with the Company is terminated, regardless of whether by the Company or by the Participant, all Options that have not previously vested and thereby become exercisable shall thereupon be forfeited.

      (c) If a Participant's employment with the Company is terminated by the Company for Cause or voluntarily by the Participant, all Options issued to such Participant that previously vested and thereby became exercisable but were not exercised on or before the earlier of such date of termination and the date the Company gave notice to such Participant of his or her termination for Cause or the date of voluntary termination shall thereupon be forfeited.

      (d) If a Participant's employment with the Company is terminated by the Company other than for Cause, all Options issued to such Participant that remain unexercised as of the date of such termination shall immediately terminate and be forfeited; provided that any portion of such Options that previously vested and were otherwise exercisable on the date of such termination shall remain exercisable for a period of sixty (60) days following the date of such termination, but in no event after the date which the Options would otherwise expire pursuant to the terms of the Plan. Notwithstanding the provisions of the previous sentence, upon the termination of the Participant's employment with the Company (other than by the Company for Cause or by the Participant), the Company shall have the option (the "Repurchase Option") to purchase from such Participant his or her outstanding Options at the Fair Market Value of the Units issuable upon exercise of such Options (as of the date of the exercise of the Repurchase Option) less the Option Price of such Options (the "Repurchase Price"). The Company may purchase Options pursuant to the Repurchase Option, by
(i) paying not less than one-third (1/3) of the Repurchase Price in cash by wire transfer at the time of exercise of the Repurchase Option, and (ii) by issuing to the Participant, a note with a principal amount equal to the remainder of the Repurchase Price, payable two (2) years from the date of exercise of the Repurchase Option, with amortization over two (2) years from the date of exercise of the Repurchase Option, and bearing interest at the minimum rate of interest (as of date of exercise of the Repurchase Option) to avoid the imputation of interest thereon.

9.       Payment.

      (a) The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

            (i) a certified or bank cashier's check; or

            (ii) by any other method acceptable to the Committee in its discretion.

      (b) Any fractional Units resulting from an Optionee's election that are accepted by the Company shall in the discretion of the Committee be paid in cash.

10. Tax Withholding.

            The Committee may, in its discretion, require the Optionee to pay to the Company at the time of exercise of any Option the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise. Where the exercise of an Option does not give rise to an obligation by the


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Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate. Notwithstanding anything contained in the Plan to the contrary, the Optionee's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Units to the Optionee, and the failure of the Optionee to satisfy such requirements with respect to the exercise of an Option shall cause such Option to be forfeited.

11. Restrictions on Transfer of Units.

            To the extent required by the Board or, in the Board's sole judgment, by existing agreements among the Company's members, Units issued upon the exercise of Options shall be subject to the Optionee's agreement that the Units will be subject to transfer restrictions, voting requirements and other obligations to protect the Company's interests. Without limitation of the foregoing, Units issued upon the exercise of Options shall be subject to the Optionee's agreement that the Units will be subject to the terms and provisions of the Amended and Restated Limited Liability Company Agreement of Colt Defense LLC, dated as of June 12, 2003 (as amended, restated or otherwise modified from time to time, the "LLC Agreement"), by and among the Company and certain members of the Company with respect to the treatment of Equity Securities (as defined in the LLC Agreement).

12. Exercise by Successors and Payment in Full.

            An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Units to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

13. Nontransferability of Option.

            Each Option granted under the Plan shall by its term be nontransferable by the Optionee, except by will or the laws of descent and distribution of the state wherein such Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation and (ii) is otherwise appropriate and desirable.

14. Regulations and Approvals.

      (a) The obligation of the Company to issue Units with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and any agreements regarding the issuance and sale of Units to which the Company is a party and the obtaining of all such approvals by governmental agencies and consents from members and third parties as may be deemed necessary or appropriate by the Committee.


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      (b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits comparable to the benefits applicable to stock options.

      (c) Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Units issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Units, no Options shall be granted or payment made or Units issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

      (d) In the event that the disposition of Units acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Units shall be restricted against transfer to the extent required under the Securities Act.

15. Interpretation and Amendments; Other Rules.

            The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options or Units shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Unless otherwise expressly provided hereunder, the Committee, with respect to any Option, may exercise its discretion hereunder at the time of the award or thereafter. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect an Optionee with respect to Options previously granted unless such amendments are in connection with compliance with applicable laws; provided, that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Units, cause the plan to fail to comply with or any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Units is obtained.

16. Changes in Capital Structure.

            If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of units, sale of all or substantially all of the assets or units of the Company or a transaction similar thereto, (ii) any units distribution, units split, reverse units split, units combination, reclassification, recapitalization or other similar change in the capital structure of the Company or (iii) any other event shall occur which in the


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judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, then the Committee may forthwith take any such action as in its judgment shall be necessary to preserve to the Optionee's rights substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Units under Section 4 (if Units are otherwise then available) in a manner consistent with the intent hereof, including, without limitation, adjustments in (x) the number and kind of units subject to Options, (y) the Option Price, and (z) the number and kind of units available under Section 4. To the extent that such action shall include an increase or decrease in the number of units subject to outstanding Options, the number of units available under Section 4 above shall be increased or decreased, as the case may be, proportionately.

            The judgment of the Committee with respect to any matter referred to in this Section 16 shall be conclusive and binding upon each Optionee without the need for any amendment to the Plan.

17. Notices.

            All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Optionee, shall be delivered personally or mailed to the Optionee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 17.

18. Rights as Member.

            Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of death shall have any rights of a member with respect to the Units subject to an Option, except to the extent that a certificate for such Units shall have been issued upon the exercise of the Option as provided for herein.

19. Rights to Employment.

            Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the individual's employment at any time.

20. Exculpation and Indemnification.

            To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.


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21. Captions.

            The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

22. Governing Law.

            THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

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            IN WITNESS WHEREOF, the Company's adoption of the foregoing
Management Option Incentive Plan is hereby confirmed.

COLT DEFENSE LLC


/s/ WILLIAM M. KEYS
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Name: William M. Keys
Its: President